UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2025

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave, Jamaica, NY	11434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (718) 978-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2025, Ms. Migdalia Diaz provided Unique Logistics International, Inc. (the “Company”) with notice of her intent to resign from her position as Chief Operating Officer of the Company due to personal reasons unrelated to her employment effective March 17, 2025. It is expected that Ms. Diaz will enter into a consulting agreement pursuant to which Ms. Diaz will assist with the transition of her role and provide additional consulting services for the Company until June 30, 2025. Ms. Diaz’s resignation was not because of any disagreement with the Company or its board of directors, or any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: March 17, 2025	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer